MORGAN GRENFELL INVESTMENT TRUST

   This schedule is included to illustrate how yield, total return and tax-equivalent yield figures appearing in the Trust's Statements of Additional Information were calculated. Actual data for periods ended October 31, 1996, the Trust's fiscal year end, are used.

Yield for 30-day Period
Ended October 31, 1996 = 2[(a-b + 1)(6)-1]
                           ---
                            cd

Morgan Grenfell Municipal Bond Fund:

a=1,197,542    b=113,066      c=22,891,923   d=10.98

Morgan Grenfell Fixed Income Fund:

a=4,217,257    b=330,904      c=70,584,265   d=10.49

Morgan Grenfell Short-Term Municipal Bond Fund:

a=41,408       b=3,835        c=887,468      d=10.13

Morgan Grenfell Short-Term Fixed Income Fund:

a=35,124       b=2,873        c=659,092      d=10.00

Morgan Grenfell Global Fixed Income Fund:

a=731,167      b=97,122       c=13,300,862   d=11.26

Morgan Grenfell International Fixed Income Fund:

a=106,676      b=15,587       c=1,923,571    d=11.30

Morgan Grenfell Emerging Markets Debt Fund:

a=768,492      b=126,482      c=7,667,338    d=13.29

Average Annual Total
Return for Fiscal
Period Ended
October 31, 1996:  =        [( ERV )(n) - 1]
                               ---
                                P

Morgan Grenfell Municipal Bond Fund:

ERV=1,069           P=$1,000            n=1

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Morgan Grenfell Fixed Income Fund:

ERV=1,062.70        P=$1,000            n=1

Morgan Grenfell Short-Term Municipal Bond Fund:

ERV=1,059           P=$1,000            n=1

Morgan Grenfell Short-Term Fixed Income Fund:

ERV=1,060.90        P=$1,000            n=1

Morgan Grenfell Global Fixed Income Fund:

ERV=1,066           P=$1,000            n=1

Morgan Grenfell International Fixed Income Fund:

ERV=1,068.20        P=$1,000            n=1

Morgan Grenfell Emerging Markets Debt Fund:

ERV=1,384.20        P=$1,000            n=1

Morgan Grenfell International Equity Fund:

ERV=1,127           P=$1,000            n=1

Morgan Grenfell International Small Cap Equity Fund:

ERV=1,064.30        P=$1,000            n=1

Morgan Grenfell European Equity Fund:

ERV=1,060           P=$1,000            n=1

Morgan Grenfell European Small Cap Equity Fund:

ERV=1,100.60        P=$1,000            n=1

Morgan Grenfell Emerging Markets Equity Fund:

ERV=1,100.20        P=$1,000            n=1


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                                Portion of Yield
Tax-Equivalent Yield          (that is Tax-Exempt)       Portion of Yield
for 30-Day Period        =    --------------------   +     that is not
Ended October 31, 1996               1 - .396               Tax-Exempt


Morgan Grenfell Municipal Bond Fund:

Portion of Yield that is Tax-Exempt = 5.23
Portion of Yield that is not Tax-Exempt = 0

Morgan Grenfell Short-Term Municipal Bond Fund:

Portion of Yield that is Tax-Exempt = 5.07
Portion of Yield that is not Tax-Exempt = 0